UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 23, 2008

THE QUIGLEY CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	0-21617	23-2577138
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Kells Building, 621 Shady Retreat Road, P.O. Box 1349, Doylestown, PA		18901
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (215) 345-0919

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On May 23, 2008, The Quigley Corporation (the “Company”) entered into an amendment (“Amendment No. 1”) to the Rights Agreement, dated as of September 15, 1998, between the Company and American Stock Transfer & Trust Company (the “Rights Agreement”) dated as of May 20, 2008, pursuant to which the term of the Rights Agreement was extended until September 25, 2018.  In addition, Amendment No. 1 added a provision pursuant to which the Company’s board of directors may exempt from the provisions of the Rights Agreement an offer for all outstanding shares of the Company’s common stock that the directors determine to be fair and not inadequate and to otherwise be in the best interests of the Company and its stockholders, after receiving advice from one or more investment banking firms.

The foregoing description of the terms and the conditions of Amendment No. 1 does not purport to be complete and is qualified in its entirety by reference to the full text of Amendment No. 1, which is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 3.03	Material Modification to Rights of Security Holders.

The information set forth in Item 1.01 is incorporated by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Amendment No. 1 to Rights Agreement, dated as of September 15, 1998, between The Quigley Corporation and American Stock Transfer & Trust Company, dated as of May 20, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE QUIGLEY CORPORATION
(Registrant)

Date: May 23, 2008
	By:	/s/ George J. Longo
	Name:	George J. Longo
	Title:	Vice President and Chief Financial Officer